UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

TECO Energy, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TECO and Emera executives arrive in New Mexico for company meetings with team members and the New Mexico Public Regulatory Commission

New Mexico Gas Company was proud to welcome a number of TECO Energy and Emera executives at the Business Center headquarters and Service Center in Albuquerque on Sept. 9. NMGC President Ryan Shell, TECO Energy President and CEO John Ramil and Emera President and CEO Christopher Huskilson addressed NMGC team members about the exciting news of Emera’s definitive agreement to acquire TECO Energy, including Tampa Electric, Peoples Gas and New Mexico Gas Company.

Shell and Ramil started the meetings expressing how appreciative they are for the hard work team members have been putting in to further NMGC’s success.

“I’d like to recognize those people on the ERP project and thank them for their continuous hard work on this important initiative,” said Shell. He also thanked team members for representing the company well while interacting in the community.

Ramil added his praise for team members’ unflagging focus on achievement with a sense of urgency.

“Being able to continue to run operations on top of the integrations is outstanding,” said Ramil. “It’s going to be business as usual – only better.”

This was Huskilson’s second trip to New Mexico and he said he plans to come back, hopefully soon and with more time to spend at NMGC and in the Land of Enchantment. “TECO Energy and New Mexico Gas Company is a perfect match,” Huskilson expressed. “Our strategies align and we are very excited to be forming a greater-capacity team.”

On behalf of NMGC, Shell presented Huskilson with a southwestern pot from the Laguna Pueblo. This piece of New Mexico will be put on display at Emera’s headquarters in Halifax, Nova Scotia.

Shell, Ramil and Huskilson also took time to meet with the New Mexico Public Regulatory Commission to brief them on the agreement and discuss the regulatory approval process.

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of TECO Energy for their consideration. In connection with the transaction, TECO Energy will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that TECO Energy may send to its shareholders in connection with the proposed transaction.

TECO ENERGY SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TECO ENERGY AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov), at TECO Energy’s website at www.tecoenergy.com or by sending a written request to TECO Energy Inc., Corporate Secretary, P.O. Box 111, Tampa, FL 33602.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy shareholders in connection with the proposed transaction. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, 2015, in connection with its 2015 annual meeting of shareholders, and in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.